Exhibit 99.3

PRELIMARY PROXY CARD DATED OCTOBER 9, 2014- SUBJECT TO COMPLETION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [—], Central Time, on [—], 2014.

Vote by Internet • Go to www.investorvote.com/QRE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.	To adopt the Agreement and Plan of Merger, dated as of July 23, 2014 by and among QR Energy LP (“QRE”), QRE GP, LLC, the general partner of QRE, Breitburn Energy Partners LP (“Breitburn”), Breitburn GP LLC, the general partner of Breitburn, and Boom Merger Sub, LLC, a subsidiary of Breitburn, as such agreement may be amended from time to time (the “merger agreement”).	☐	☐	☐

2.	To approve, on an advisory, non-binding basis, the merger-related compensation payments that may become payable to QRE’s named executive officers in connection with the merger.	☐	☐	☐

3.	To approve the adjournment of the QRE special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

01X1ZB

2014 Special Meeting Admission Ticket

2014 Special Meeting of

QR Energy, LP Unitholders

[—], 2014, [—] AM Local Time

[location]

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — QR Energy, LP

Notice of 2014 Special Meeting of Unitholders

[location]

Proxy Solicited by Board of Directors for Special Meeting – [—], 2014

Cedric W. Burgher, Gregory S. Roden, and Michael Magilton or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Unitholders of QR Energy, LP to be held on [—], 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1: To adopt the Agreement and Plan of Merger, dated as of July 23, 2014 by and among QR Energy LP (“QRE”), QRE GP, LLC, the general partner of QRE, Breitburn Energy Partners LP (“Breitburn”), Breitburn GP LLC, the general partner of Breitburn, and Boom Merger Sub, LLC, a subsidiary of Breitburn, as such agreement may be amended from time to time (the “merger agreement”);

And FOR Proposal 2: To approve, on an advisory, non-binding basis, the merger-related compensation payments that may become payable to QRE’s named executive officers in connection with the merger;

And FOR Proposal No. 3: To approve the adjournment of the QRE special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)